UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                  FORM 8-K/A

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) May 26, 2000

                              FORMICA CORPORATION
           (Exact name of registrant as specified in its character)

                       Commission File Number: 333-76683


               Delaware                                     34-104-6753
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                           15 Independence Boulevard
                               Warren, NJ 07059
                                (908) 647-8700
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

This Amendment No. 1 to the Current Report of Formica Corporation (the "Company") on Form 8-K dated May 26, 2000 relates to the Company's completion of the acquisition of Decorative Surfaces Holding AB. The purpose of this Amendment is to provide an audited balance sheet and statement of net revenues over direct expenses, as well as unaudited pro forma financial information, which was impracticable to provide at the time of the initial filing of the Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND SCHEDULES

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The historical Balance Sheet and Statement of Net Revenues over Direct Expenses of PSM as of and for the year ended December 31, 1999 are included herein as Exhibit 2.1.

     (b)  PRO FORMA FINANCIAL INFORMATION

     The Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Condensed Combined Statement of Operations as of and for the three months ended March 31, 2000 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 are included herein. The unaudited condensed combined pro forma financial information has been prepared using the audited statement of Net Revenues over Direct Expenses for PSM for the year ended December 31, 1999, and the unaudited Balance Sheet and Statement of Net Revenues over Direct Expenses for PSM as of and for the three month period ended March 31, 2000.

     (c)  EXHIBITS See Index to Exhibits on Page 9.

PART A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Perstorp Surface Materials AB ("PSM") by Decorative Surfaces Holding AB ("DSH") on March 31, 2000 applying the purchase method of accounting to give effect to this transaction as if it had occurred on January 1, 1999. The unaudited pro forma condensed combined balance sheet gives effect to this transaction as if it had occurred on March 31, 2000.

     The contribution of the stock of DSH's 100% parent to Formica by FM Holdings ("Holdings") on May 26, 2000 was accounted for on an as-if pooling basis because it was a combination of entities under common control. Accordingly, Formica's historical financial statements include PSM's results of operation and cash flows after reflecting the acquisition and related purchase accounting by DSH on March 31, 2000 for all periods beginning April 1, 2000.

     For pro forma purposes, (a) Formica's unaudited consolidated balance sheet as of March 31, 2000 has been combined with PSM's unaudited balance sheet as of March 31, 2000 as if the merger had occurred on March 31, 2000, (b) Formica's unaudited condensed consolidated statement of operations for the three month period ended March 31, 2000 has been combined with PSM's unaudited statement of revenues over direct expenses for the same period as if the acquisition had occurred on January 1, 1999 and (c) Formica's audited consolidated statement of operations for the year ended December 31, 1999 has been combined with PSM's audited statement of revenues over direct expenses for the year ended December 31, 1999 as if the acquisition had occurred on January 1, 1999. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated on January 1, 1999 or March 31, 2000, respectively, nor is it necessarily indicative of future operating results or financial position.

     The unaudited pro forma condensed combined financial information has been prepared on the basis and assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid by DSH for the assets and liabilities of PSM based on preliminary estimates of the fair value of such assets and liabilities. Due to the capital-intensive nature of the PSM business, the excess of the purchase price over the book value of net assets acquired has been primarily allocated to property, plant and equipment. A formal appraisal of the assets and liabilities is currently ongoing. Accordingly, the actual allocation of such consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after the completion of independent valuations and other procedures to be performed. In the opinion of Formica, all adjustments necessary to present fairly such unaudited pro forma condensed combined financial information have been based on the terms and structure of the acquisition.

     The historical financial statements of PSM are not intended to be a complete presentation in accordance with generally accepted accounting principles. Interest expense and the provision for income taxes are excluded from the historical presentation and corporate charges for information technology, corporate management, engineering and other such costs that were incurred on a company-wide basis and benefited multiple divisions in Perstorp AB (the former ultimate parent of PSM) were not allocated as any allocation of such costs would be arbitrary and misleading.

     The pro forma adjustments include management's estimate of interest expense associated with the acquisition financing and a provision for income taxes based on the estimated effective tax rate of PSM. However, no adjustments have been made to include the interest expense related to seasonal borrowings under Formica's revolving credit facility to support anticipated working capital needs of PSM.

     Management of Formica has not yet completed a comprehensive review of the additional general and administrative costs which will be incurred to replace the activities performed by Perstorp AB; however, included in the column labeled "Forward Looking Adjustments" are management's best estimate of the additional costs which would have been incurred had the merger taken place as of January 1, 1999. The Forward Looking Adjustments primarily reflect increased corporate staffing and other expense levels and outside services estimated at $1 million annually and the related estimated tax benefit of $0.4 million. The Forward Looking Adjustments do not reflect the costs of restructuring activities that management of Formica plans to undertake, nor do the Forward Looking Adjustments include synergies or anticipated cost savings which management expects to result from the planned restructuring activities.

     These pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Formica, included in the Form 10-K, for the year ended December 31, 1999 and the Form 10-Q for the quarter ended March 31, 2000.

Item 7:  Financial Statements

(b1)  PRO FORMA FINANCIAL INFORMATION

                              FORMICA CORPORATION
              UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 2000
                             (dollars in millions)

                                                     Historical
                                                 -----------------       Pro Forma    Reference    Pro Forma
                                                 Formica       PSM      Adjustments     Note 3     Combined
                                                 -------       ---      -----------   ----------   ---------
ASSETS
---------------------------------------------
CURRENT ASSETS:
Cash and cash equivalents                         $  7.3      $  2.0       $  6.1         (A)         $ 15.4
Accounts receivable, net                            82.5        54.5         (2.7)        (B)          134.3
Inventories                                        119.8        50.3           --                      170.1
Prepaid expenses and other current
    assets                                          12.7        12.6           --                       25.3
Deferred income taxes                               14.8        --             --                       14.8
                                                  ------      ------       ------                     ------
Total current assets                               237.1       119.4          3.4                      359.9

PROPERTY, PLANT AND EQUIPMENT, net                 301.0        63.5         53.3         (C)          417.8

OTHER ASSETS:
Intangible assets, net                             156.7         1.6         14.1         (D)          172.4
Other noncurrent assets                             11.6         0.1          7.4         (E)           19.1
                                                  ------      ------       ------                     ------
Total assets                                      $706.4      $184.6       $ 78.2                     $969.2
                                                  ======      ======       ======                     ======

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------
CURRENT LIABILITIES:
Current maturities of long-term debt              $ 28.0      $ 76.7       $(76.1)        (F)         $ 28.6
Accounts payable                                    43.0        21.8           --                       64.8
Deferred income taxes-current                         --         1.3           --                        1.3
Income taxes payable                                  --         2.5           --                        2.5
Accrued expenses                                    53.6        11.8         16.3         (G)           81.7
                                                  ------      ------       ------                     ------
Total current liabilities                          124.6       114.1        (59.8)                     178.9

LONG-TERM DEBT                                     369.7         --         110.0         (H)          479.7
DEFERRED INCOME TAXES                              124.1         --          14.1         (I)          138.2
OTHER LIABILTIES                                    29.5         4.4           --                       33.9
                                                  ------      ------       ------                     ------
Total liabilities                                  647.9       118.5         64.3                      830.7

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock - par value $.01 per share -
    authorized 1,000 shares, none issued or
    outstanding                                      --            --                                      --
Common stock - par value $.01 per share -
    authorized 2,000 shares, issued and
    outstanding 100 shares                           0.1           --                                    0.1
Additional paid-in capital                         137.0        66.1         13.9                      217.0
Accumulated deficit                                (71.2)         --                                   (71.2)
Accumulated other comprehensive income              (7.4)         --                                    (7.4)
                                                  ------      ------       ------                     ------
Total stockholders' equity                          58.5        66.1         13.9                      138.5
                                                  ------      ------       ------                     ------
Total liabilities and stockholders' equity        $706.4      $184.6       $ 78.2                     $969.2
                                                  ======      ======       ======                     ======

See notes to the unaudited pro forma condensed combined financial statements.

(b2)  PRO FORMA FINANCIAL INFORMATION

                              FORMICA CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 2000
                             (dollars in millions)

                                               Historical                                                       Forward Looking
                                           -------------------               Proforma   Reference  Proforma   -------------------
                                           Formica     PSM (1)    Total     Adjustments   Note 3   Combined   Adjustments   Total
                                           -------     -------    -----     ----------- ---------  --------   -----------   -----

Net Sales                                  $141.1     $ 53.1     $194.2                              $194.2                $194.2


Cost of Products Sold                       101.5       41.3      142.8        $  0.9      (J)        143.7                 143.7

Inventory Markdown from Restructuring         1.9                   1.9                                 1.9                   1.9
                                           -------    -------    ------        -------               ------                ------
    Gross Profit                             37.7       11.8       49.5          (0.9)                 48.6                  48.6

Selling, General and Administrative
  Expenses                                   39.7       11.5       51.2           0.2      (K)         51.4    $   0.3       51.7

Provision for Restructuring                   4.1                   4.1                                 4.1                   4.1

Cost of Terminated Acquisition                0.4                   0.4                                 0.4                   0.4
                                           -------    -------    ------        -------               ------    -------     ------
    Operating (loss) income                  (6.5)       0.3       (6.2)         (1.1)                 (7.3)     (0.3)       (7.6)

                                                                                 (0.3)     (L)
                                                                                 (2.8)     (M)
Interest Expense                            (10.0)                (10.0)         (0.2)     (N)        (13.3)                (13.3)

Other Income                                  0.6                   0.6                                 0.6                   0.6
                                           -------    -------    ------        -------               ------    -------     ------
Loss Before Provision for Income Taxes      (15.9)       0.3      (15.6)         (4.4)                (20.0)     (0.3)      (20.3)

Income Tax (Provision) Benefit                                                    1.7      (O)
                                             (0.9)        --       (0.9)         (0.1)     (P)          0.7       0.1         0.8
                                           -------    -------    ------        -------               ------    ------      ------
    Net Loss                               $(16.8)    $  0.3     $(16.5)       $ (2.8)               $(19.3)   $ (0.2)     $(19.5)
                                           =======    =======    ======        =======               ======    ======      ======

See notes to the unaudited pro forma condensed combined financial statements.

(b3)  PRO FORMA FINANCIAL INFORMATION

                              FORMICA CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                             (dollars in millions)

                                               Historical                                                       Forward Looking
                                           -------------------               Proforma   Reference  Proforma   -------------------
                                           Formica     PSM (1)    Total     Adjustments   Note 3   Combined   Adjustments   Total
                                           -------     -------    -----     ----------- ---------  --------   -----------   -----


Net Sales                                   $585.2      $233.9   $819.1                             $819.1                 $819.1

Cost of Products Sold                        418.8       177.9    596.7       $  3.6       (J)       600.3                  600.3
                                            ------      ------   ------       ------                ------      ------     ------
    Gross Profit                             166.4        56.0    222.4         (3.6)                218.8                  218.8

Selling, General and Administrative
    Expenses                                 148.0        43.5    191.5          0.9       (K)       192.4       $ 1.0      193.4

Cost of Terminated Acquisition                 0.8                  0.8                                0.8                    0.8

Cost to Terminate Supply Contract             26.2                 26.2                               26.2                   26.2
                                            ------      ------   ------       ------                ------      ------     ------
        Operating (loss) income               (8.6)       12.5      3.9         (4.5)                 (0.6)       (1.0)      (1.6)

                                                                                (1.2)      (L)
                                                                               (11.3)      (M)
Interest Expense                             (37.4)               (37.4)        (0.7)      (N)       (50.6)                 (50.6)

Other Income                                   2.5                  2.5                                2.5                    2.5
                                            ------      ------   ------       ------                ------      ------     ------
Loss Before Provision for Income Taxes       (43.5)       12.5    (31.0)       (17.7)                (48.7)       (1.0)     (49.7)

Income Tax Benefit (Provision)                                                   6.7       (O)
                                              11.4                 11.4         (5.1)      (P)        13.0         0.4       13.4
                                            ------      ------   ------       ------                ------      ------     ------
    Net Loss                                $(32.1)     $ 12.5   $(19.6)      $(16.1)               $(35.7)     $ (0.6)    $(36.3)
                                            ======      ======   ======       ======                ======      ======     ======


See notes to the unaudited pro forma condensed combined financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  Note 1 - Acquisition of Perstorp Surface Materials AB

    The unaudited pro forma condensed combined financial statements give effect to the acquisition of the Perstorp Surface Materials ("PSM") business of Perstorp AB, a Swedish corporation, by Formica, applying the purchase method of accounting. The transaction is structured as an acquisition of all the issued shares of PSM by DSH. DSH, an investment company formed by DLJ Merchant Banking Partners ("DLJ") and CVC Capital Partners Limited ("CVC"), was an indirect wholly-owned subsidiary of FM Holdings, Inc. ("Holdings"), the parent of Formica corporation. DLJ and CVC are equity investors in Formica Corporation.

    The Perstorp Surface Materials financials were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in filings pursuant to the Securities Act of 1933 and Securities Exchange Act of 1934 by Formica Corporation and are not intended to be a complete presentation of the PSM financial statements in accordance with generally accepted accounting principles, as described in Note 1 of the audited financial statements of Perstorp Surface Materials AB, which are included herein as Exhibit 2.1.

    Based upon a preliminary valuation of tangible and intangible assets, Formica has allocated the total cost of the acquisition of PSM as follows (in millions):


Acquisition Consideration                               $175.5
Estimated Fees and Expenses                                2.0
                                                        ------
Total Consideration                                     $177.5
                                                        ======

Payment of Debt                                         $ 76.1
Net Tangible Assets                                       85.7
Goodwill and Other Intangible Assets                      15.7
                                                        ------
                                                        $177.5
                                                        ======

    As a result of the acquisition, Formica is currently reviewing all operations within PSM. The Company anticipates recording a charge of approximately $2.2 million in the second quarter to reflect the estimated impact following this review primarily related to doubtful accounts and inventory write-offs.


  Note 2 - Pro Forma adjustments  -- Perstorp Surface Materials AB

    The unaudited pro forma condensed combined balance sheets include the adjustments necessary to give effect to the acquisition as if it had occurred on March 31, 2000 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed. Adjustments included in the pro forma condensed combined balance sheet are summarized as follows:

(A) Represents the net cash proceeds from the acquisition financing after payment of the purchase consideration and related costs.

(B) Primarily represents the write-off of an uncollectible accounts receivable resulting from the Company's decision to discontinue financing shipments to a customer.

(C) Allocation of excess estimated fair value of property, plant and equipment over historical book value.

(D)  Allocation of excess purchase price to goodwill.

(E) Represents the capitalization of deferred financing and transaction costs related to the acquisition financing.

(F) Represents repayment of intercompany indebtedness of $64.0 million and external indebtedness of $12.1 million.

(G) Represents accrual of estimated transaction and restructuring costs related to the purchase.

(H) Acquisition financing consisting of term loans maturing April 30, 2006 at a rate of 10.25% (LIBOR plus 3.5%).

(I) Recognition of additional deferred tax liability for the difference between the financial reporting and tax bases of purchased tangible and intangible assets (other than goodwill).

    Adjustments included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 are summarized as follows:

(J) Represents additional depreciation related to property, plant and equipment, which is depreciated over 15 years.

(K) Represents amortization of goodwill which is amortized over a period of 15 years.

(L) Represents amortization of deferred financing costs related to the term loans which are amortized over 6 years.

(M) Represents the net increase in interest expense attributable to the $140.0 million of term loans, less $30 million of repaid revolving loans, at a rate of 10.25% issued in connection with the acquisition.

(N) Represents the net increase in interest expense attributable to the existing facilities based on average balances outstanding during the respective periods resulting from an increase in the current interest rate.

(O) Represents income tax benefit related to pro forma adjustments I, K, L and M at an estimated effective tax rate of 40%.

(P)  Represents income tax provision (benefit) related to PSM's net income
     (loss) using an effective tax rate of 40%.

Note 3 - Forward Looking Adjustments

    The historical financial statements of PSM are not intended to be a complete presentation in accordance with generally accepted accounting principles. Interest expense and the provision for income taxes are excluded from the historical presentation and corporate charges for information technology, corporate management, engineering and other such costs that were incurred on a company-wide basis and benefited multiple divisions in Perstorp AB (the former ultimate parent of PSM) were not allocated, as any allocation of such costs would be arbitrary and misleading.

    The pro forma adjustments include management's estimate of interest expense associated with the acquisition financing and a provision for income taxes based on the estimated effective tax rate of PSM.

    Management of Formica has not yet completed a comprehensive review of the additional general and administrative costs which will be incurred to replace the activities performed by Perstorp AB, however, included in the column labeled "Forward Looking Adjustments" are management's best estimate of the additional costs which would have been incurred had the merger taken place as of January 1, 1999. The Forward Looking Adjustments primarily reflect increased corporate staffing costs and other expense levels and outside services estimated at $1 million annually and the related estimated tax benefit of $0.4 million. The Forward Looking Adjustments do not reflect the costs of rationalization activities that management of Formica plans to undertake, nor do the Forward Looking Adjustments include synergies or anticipated cost savings which management expects to result from the planned rationalization activities.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             Formica Corporation





Dated:  August 1, 2000                       By: /s/ David T. Schneider
                                                 -------------------------
                                                 David T. Schneider
                                                 Vice President and Chief
                                                   Financial Officer

Item 7(c) EXHIBITS

Exhibit
Number    Exhibit Description
-------   -------------------

2.1 Audited Financial Statements of Perstorp Surface Materials for the Year Ended December 31, 1999
2.2 Second Amended and Restated Credit Agreement dated May 26, 2000 between the Company and Various Financial Institutions, DLJ Capital Funding, Inc., Bankers Trust Company and Credit Suisse First Boston.